                                 AMENDMENT NO. 2
                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated February 1, 1999, by and among AIM Variable Insurance Funds, a Delaware Trust, A I M Distributors, Inc., a Delaware corporation, Sage Life Assurance of America, Inc., a Delaware life insurance company and Sage Distributors, Inc., is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

     FUNDS AVAILABLE UNDER THE                 SEPARATE ACCOUNTS             CONTRACTS FUNDED BY
              POLICIES                        UTILIZING THE FUNDS           THE SEPARATE ACCOUNTS
-----------------------------------   -----------------------------------   ---------------------
         (SERIES I SHARES)
AIM V.I. Government Securities Fund   The Sage Variable Annuity Account A   -    Asset I
AIM V.I. Growth and Income Fund
AIM V.I. International Equity Fund                                          -    Asset 2
AIM V.I. Value Fund

         (SERIES I SHARES)
AIM V.I. Government Securities Fund     The Sage Variable Life Account A    -    Life Asset I
AIM V.I. Growth and Income Fund
AIM V.I. International Equity Fund
AIM V.I. Value Fund

         (SERIES II SHARES)
AIM V.I. Global Utilities Fund        The Sage Variable Annuity Account A   -    SageChoice
AIM V.I. Government Securities Fund
AIM V.I. Growth and Income Fund                                             -    SageSelect
AIM V.I. International Equity Fund
AIM V.I. New Technology Fund                                                -    SagePlus
AIM V.I. Value Fund
                                                                            -    SageFreedom

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: February 1, 2002

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Nancy L.. Martin            By: /s/ Carol F. Relihan
        -----------------------------       ------------------------------------
Name: Nancy L. Martin                   Name: Carol F. Relihan
Title: Assistant Secretary              Title: Senior Vice President

(SEAL)


                                        A I M DISTRIBUTORS, INC.


Attest: /s/ Nancy L. Martin             By: /s/ Michael J. Cemo
        -----------------------------       ------------------------------------
Name: Nancy L. Martin                   Name: Michael J. Cemo
Title: Assistant Secretary              Title: President

(SEAL)

                                        SAGE LIFE ASSURANCE OF AMERICA, INC.


Attest: /s/ James F. Bronsdon           By: /s/ Robin I. Marsden
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

(SEAL)


                                        SAGE DISTRIBUTORS, INC.


Attest: /s/ James F. Renz               By: /s/ James F. Bronsdon
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


                                   Page 2 of 2